                                   EXHIBIT 4.2

                FORM OF SERIES A OPTION AGREEMENT AND CERTIFICATE

                                OPTION AGREEMENT

         This OPTION AGREEMENT (the "Agreement") is dated as of April 1, 1999, by and between STOCKUP.COM, INC. (the "Company"), and ____________________ ("Option Holder").

         WHEREAS, the Company proposes to issue to Option Holder _______ options (the "Options"), each such Option entitling the holder thereof to purchase one share of Common Stock, $.001 par value, of the Company (the "Shares") at an exercise price of $10.00 per share.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. OPTION CERTIFICATES. The Option Certificates to be delivered pursuant to this Agreement (the "Option Certificates") shall be in the form set forth in EXHIBIT A, attached hereto and made a part hereof. The Option Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, or any Vice President under its corporate seal reproduced thereon and attested by its corporate secretary or one of its assistant secretaries. Option Certificates may be exchanged at the Optionholder's option, when surrendered to the Company for another Option Certificate or other Option Certificates of like tenor and representing in the aggregate a like number of Options.

         SECTION 2. RIGHT TO EXERCISE OPTIONS. Each Option may be exercised from the date of this Agreement until 11:59 P.M. (Pacific Standard time) on the date that is two years after the vesting date of this Option, or March 31, 2002 (the "Expiration Date"). Each Option not exercised on or before the Expiration Date shall expire. Subject to the provisions of this Option Agreement, including
Section 10 hereof, the holder of each Option shall have the right to purchase from the Company, and the Company shall issue and sell to each such Option Holder, at an initial exercise price per share of $10.00, subject to adjustment as provided herein (the "Exercise Price"), one fully paid and nonassessable Share upon surrender to the Company of the Option Certificate evidencing such Option, with the form of election to purchase duly completed and signed and evidence of payment of the Exercise Price. Payment of the Exercise Price shall be made by wire transfer or check to the Company. A check for the option price shall not be considered delivered until good funds are received by the Company.

         Upon surrender of such Option Certificate and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to Option Holder a certificate for the Shares issuable upon the exercise of the Option or Options evidenced by such Option Certificate. The Options evidenced by an Option Certificate shall be exercisable at the election of the Option holder thereof, either as an entirety or from time to time for less than all of the number of Options specified in the Option Certificate.

         SECTION 3. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Options, the full number of Shares deliverable upon the exercise of all outstanding Options. The Company covenants that all Shares which may be issued upon exercise of Options will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

         SECTION 4. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Option Holder represents and warrants to the Company that Option Holder is acquiring the Options for investment and with no present intention of distributing or reselling any of the Options. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

         "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT

         BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

Certificates for Shares without such legend shall be issued if such shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act. Certificates for Options or Shares shall also bear such legends as may be required from time to time by law.

         SECTION 5. VESTING AND TERMINATION OF OPTION. The Options granted hereunder shall not vest until April 1, 2000 and shall only vest if Option Holder is employed by Company at the close of business on April 1, 2000. Should Option Holder's employment with the Company terminate for any reason prior to April 1, 2000 this Option immediately terminates and is without any force and effect. This Option shall automatically terminate if, at any time from the date of this Option until April 1, 2000, Michael Calderone owns less than fifty-one percent (51%) of the voting stock in the Company.

         SECTION 6. REGISTRATION RIGHTS.

         a. PIGGYBACK REGISTRATION RIGHTS. If the Company at any time proposes to register any of its securities under the Act, including an S-8 Registration Statement or otherwise, it will each such time give written notice to all holders of outstanding Shares and Options of its intention so to do. The Company will use best efforts at the request of Option Holder to register the shares underlying these options on a form S-8 registration statement. Upon the written request of a holder or holders of any such Shares or Options given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all such Shares, the holders of which (or of the Options for which upon exercise thereof the Company will issue Shares) shall have so requested registration thereof, to be registered under the Act (with the securities which the Company at the time propose to register), all to the extent requisite to permit the sale or other disposition by the prospective sellers of the Shares so registered; provided, however, that the Company may, as a condition precedent to the effectiveness of such registration, require each prospective seller to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such seller will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective (not exceeding 60 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Company and or counsel for the sellers and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company. Notwithstanding the foregoing, sellers shall pay all underwriting discounts or commissions with respect to shares sold by the sellers.

         b. INDEMNIFICATION. Each holder of any Shares or Options shall by acceptance thereof indemnify and hold harmless the Company and its directors and officers, and each person, if any who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any director or officer or any such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Shares were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such holder specifically stating that it is for use therein; and will reimburse the Company or such director, officer or person for any legal or any other expense reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action.

         SECTION 7. NOTICES TO COMPANY AND OPTION HOLDER. Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Option Certificate to or on the Company shall be sufficiently give or made if sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the holders) to the Company and the Option Holder to the addresses indicated in the signature block of this Agreement.

         SECTION 8. SUPPLEMENTS AND AMENDMENTS. The Company and Option Holder may from time to time supplement or amend this Agreement without the approval of any option holders (other than Option Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Option Holder may deem necessary or desirable and which the Company and Option Holder deem shall not adversely affect the interests of the option holders.

         SECTION 9. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or Option Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 10. GOVERNING LAW. This Agreement and each Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all proposes shall be governed by and construed in accordance with the laws of said State.

         SECTION 11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

STOCKUP.COM, a Nevada corporation         OPTION HOLDER


By:                                       By:
  -----------------------------              --------------------------------
     Michael Calderone                                 (signature)
Its: President
                                             --------------------------------
                                                            Print Name


Address:                                           Address:

                                                   -----------------------------

                                                   -----------------------------

                                    EXHIBIT A
                          [FORM OF OPTION CERTIFICATE]

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

               EXERCISABLE FROM 12:00 P.M. PACIFIC STANDARD TIME,
                             ON APRIL 1, 2000 UNTIL
               11:59 P.M., PACIFIC STANDARD TIME ON MARCH 31, 2002

No. ____                                                       _________ Options

                               OPTION CERTIFICATE

                                STOCKUP.COM, INC.

         This Option Certificate certifies that ________________ ("Option Holder") is the registered holder of ________ Options (the "Options") expiring March 31, 2002 (the "Expiration Date") to purchase shares of Common Stock (the "Shares") of STOCKUP.COM, INC., a Nevada corporation (the "Company"). Each Option entitles the holder to purchase from the Company before 11:59 p.m. (Pacific Standard time) on the "Expiration Date" one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option of $10.00 per share (the "Exercise Price"), upon surrender of this Option Certificate and payment of the Exercise Price at an office or agency of the Company, but only subject to the terms and conditions set forth herein and in the Option Agreement. Payment of the Exercise Price may be permitted by check or wire transfer. Payment shall be deemed accepted only upon the receipt of good funds by the Company. As used herein, "Share" or "Shares" refers to the Common Stock of the Company. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidence hereby, there shall be issued to the holder hereof or his or her assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Option.

         No Option may be exercised after 11:59 P.M. (Pacific Standard Time) on the Expiration Date. All Options evidenced hereby shall thereafter be void.

         The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant to an Option Agreement, dated as of April 1, 1999 (the "Option Agreement"), duly executed by the Company and Option Holder which Option Agreement is hereby incorporated by reference in and made a part of this instruments and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates of Shares).

         The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Option Certificate which are defined in the Option Agreement shall have the meaning assigned to them in the Option Agreement.

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated: April 1, 1999                     STOCKUP.COM, INC.


                                         By:
                                            ------------------------------
                                                  Michael Calderone
                                         ITS: President

                                     FORM OF

                              ELECTION TO PURCHASE

                    (To be executed upon exercise of Option)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase ______ Shares and herewith authorizes payment for such Shares in the amount of $_____ all in accordance with the terms hereof. The undersigned requests that certificates for such Shares be registered as follows:

         Name                              Number of Shares
         ----                              ----------------



all of whose addresses are ____________________________________________________,
and that such certificates be delivered to Option Holder whose address is ___________________________________________________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of Option Holder whose address is ________________________________ and that such Certificates be delivered to the attention of ___________________ at the above address.


Dated:                                    OPTION HOLDER
      ---------------------
                                          By:
                                             -----------------------------------
                                                       (signature)

                                             -----------------------------------
                                                      (print name)

                               OPTION CERTIFICATE

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

               EXERCISABLE FROM 12:00 P.M. PACIFIC STANDARD TIME,
                             ON APRIL 1, 2000 UNTIL
               11:59 P.M., PACIFIC STANDARD TIME ON MARCH 31, 2002

No. _____                                                     _________ Options

                               OPTION CERTIFICATE

                                STOCKUP.COM, INC.

         This Option Certificate certifies that _____________ ("Option Holder") or registered assigns, is the registered holder of ______ Options (the "Options") expiring March 31, 2002 (the "Expiration Date"), to purchase shares of Common Stock (the "Shares") of STOCKUP.COM, INC., a Nevada corporation (the "Company"). Each Option entitles the holder to purchase from the Company before 11:59 p.m. (Pacific Standard time) on the "Expiration Date" one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option of $10.00 per share (the "Exercise Price"), upon surrender of this Option Certificate and payment of the Exercise Price at an office or agency of the Company, but only subject to the terms and conditions set forth herein and in the Option Agreement. Payment of the Exercise Price may be permitted by check or wire transfer. Payment shall be deemed accepted only upon the receipt of good funds by the Company. As used herein, "Share" or "Shares" refers to the Common Stock of the Company. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidence hereby, there shall be issued to the holder hereof or his or her assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Option.

         No Option may be exercised after 11:59 P.M. (Pacific Standard Time) on the Expiration Date. All Options evidenced hereby shall thereafter be void.

         The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant to an Option Agreement, dated as of April 1, 1999 (the "Option Agreement"), duly executed by the Company and Option Holder which Option Agreement is hereby incorporated by reference in and made a part of this instruments and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Option Certificates of Shares).

         The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Option Certificate which are defined in the Option Agreement shall have the meaning assigned to them in the Option Agreement.

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE OPTIONS, SHARES OR OTHER SECURITIES MAY NOT BE SOLD OR

TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated: April 1, 1999                        STOCKUP.COM, INC.

                                            By:
                                               -----------------------------
                                                     Michael Calderone
                                            ITS: President

                              ELECTION TO PURCHASE

                    (To be executed upon exercise of Option)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase ______ Shares and herewith authorizes payment for such Shares in the amount of $_____ all in accordance with the terms hereof. The undersigned requests that certificates for such Shares be registered as follows:

         Name                           Number of Shares
         ----                           ----------------



all of whose addresses are ____________________________________________________,
and that such certificates be delivered to Option Holder whose address is ______________________________________________________ . If said number of
Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of Option Holder whose address is _______________________________________________ and that such Certificates be delivered to the attention of ___________________ at the above address.


Dated:                                       OPTION HOLDER
      --------------------
                                             By:
                                                --------------------------------
                                                         (signature)

                                                --------------------------------
                                                         (print name)